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EXHIBIT 3.6

ARTICLES OF INCORPORATION
OF
AZTEC CONCRETE PRODUCTS, INC.

KNOW ALL MEN BY THESE PRESENTS:

        That we, the undersigned, have this day associated ourselves together for the purpose of forming a corporation under the Corporations Code of the State of California:

        AND THAT WE CERTIFY:

        FIRST: That the name of the corporation is

AZTEC CONCRETE PRODUCTS, INC.

        SECOND: That the purposes for which the corporation is formed are as follows:

        The primary business in which this corporation intends to engage is the manufacture and sale of concrete building materials.

        That in addition to the above primary purposes, the corporation shall have the further general purposes and powers as follows:

        To lease and buy equipment necessary for the operation of the business of the corporation and for the purpose of renting out such equipment. To solicit and secure customers consisting of individuals, partnerships and corporations and to establish programs to carry out the business of the corporation.

        To conduct, and carry on, sell, buy, lease, and in any lawful manner acquire and dispose of a wholesale and/or retail business or businesses and to generally deal therein and with any and all commodities, articles or things of any kind, character and description, that may be needful, necessary or required in connection therewith.

        To build, to do construction work, erect, equip, buy, sell, own, mortgage, or otherwise encumber and to acquire or dispose of in any lawful manner, stores, dwellings and generally buildings of all character and description and in connection therewith, to manage, control, enjoy, use, alter, repair, improve and/or remove the same to any extent that may be desirable or necessary.

        To purchase, own, hold, lease, mortgage, sell and improve real estate or any interest therein; to buy, sell, store, deal with and deal in goods, wares and merchandise of every class and description.

        To buy, lease or otherwise acquire, hold, own, enjoy and improve, sell, lease, let, encumber, mortgage, hypothecate or otherwise dispose of real properties, rights of way, easements, licenses, franchises, profits, rents, royalties, and other rights in and to real property or chattels real, which the corporation may deem wise and proper in connection with the conduct of any business in which this corporation may lawfully engage.

        To loan or advance money secured by mortgage, trust deeds, or other encumbrances or liens upon real estate or personal property of any kind or nature, and to any extent authorized by law.

        To undertake and carry on any business, undertaking, enterprise, venture, transaction or operation commonly undertaken or carried on by financiers, promoters, contractors, merchants, commission agents, and in the course thereof to acquire and dispose of or otherwise turn to account or realize upon all or any negotiable or transferable instruments and securities, including debentures, bonds, notes, certificates of indebtedness, certificates of interest, and all kinds of commercial paper.

        To manufacture, buy, sell, deal in, and to engage in, conduct and carry on the business of manufacturing, buying, selling and dealing in goods, wares and merchandise of every class and description.

        To institute, enter into, assist, promote or participate in commercial, mercantile, industrial works, contracts, undertakings, ventures, enterprises and operations. To endorse or underwrite stock, securities or undertakings of any corporation, firm, individual, syndicate or others.

        To improve, manage, develop, sell, assign, transfer, lease, mortgage, pledge, or otherwise dispose of or turn to account or deal with all or any part of the property of the company, and from time to time to vary any investment or employment of capital of the company.

        To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description.

        To purchase, hold, sell and transfer the shares of its own capital stock provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided, further, that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

        To the same extent as natural persons might or could do to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in lands and leaseholds, and any interest, estate and rights in real property, and any personal or mised property, and any franchises, rights, licenses or priveleges necessary, convenient or appropriate for any of the purposes herein expressed.

        To become a member of any partnership or a party to any lawful agreement for sharing profits or to any union of interest, agreements for reciprocal concessions, joint adventure or cooperation or mutual trade agreement with any person, firm, partnership, co-partnership or corporation, that is carrying on or engaged in, or that is about to carry on or that is conducting or transacting any business capable of being conducted so as directly or indirectly to benefit this corporation.

        To apply for, obtain, register, purchase, lease or otherwise to acquire and to hold, own, use, develop, operate and introduce, and to sell, assign, grant licenses or territorial rights in respect to, or otherwise to turn to account or dispose of any copyrights, trade-marks, trade-names, brands, labels, patent rights, letters patent of the United States or of any other country or government, inventions, improvements and processes, whether used in connection with or secured under letters patent or otherwise.

        To do all and everything necessary suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with the other corporations, firms, or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.

        To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise, and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation whose stock, bonds or other obligations are held or in any manner guaranteed by the company, or in which the company is in any way interested; and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other obligations, or to do any acts or things designed for any such purpose; and while owner of any such stock, bonds or other obligations, to exercise all the rights, powers, and privileges of ownership thereof, and to exercise any and all voting powers, thereupon; to guarantee the payment of dividends upon any stock, or the principal or interest or both of any bonds or other obligations, and the performance of any contracts.

        The business or purpose of the company is from time to time to do any one or more of the acts and things hereinabove set forth or any part thereof, and to have one or more offices, and to exercise all or any of its corporate powers and rights, in the State of California, and in the various other states, territories, colonies, and dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

        The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

        THIRD: That the county in the State of California where the principal office for the transaction of the business of this corporation is to be located is Orange County.

        FOURTH: That this corporation is authorized to issue only one class of shares of stock; the total number of such shares is one hundred thousand shares (100,000); the aggregate par value of all said shares shall be two hundred thousand dollars ($200,000.00); and the par value of each of said shares shall be two dollars ($2.00).

        FIFTH: That the number of directors is three (3) and the names and addresses of the persons who are hereby appointed to act as the first directors of this corporation are as follows:

NAMES	ADDRESSES
Dayna M. Scott	Orange, California
George W. Hartzheim	Orange, California
Shirley L. Hartzheim	Orange, California

        SIXTH: Authority is hereby granted to the holders of shares of this corporation entitled to vote, to change from time to time the authorized number of directors of this corporation by a duly adopted amendment of the by-laws of this corporation.

        SEVENTH: That the capital stock of the corporation shall not be subject to assessment.

        EIGHTH: Each shareholder or subscriber to shares of this corporation shall be entitled to full preemptive rights or preferential rights, as such rights have been heretofore defined at common law, to purchase and/or subscribe for his proportionate part of any shares which may be issued at any time by this corporation.

        IN WITNESS WHEREOF, WE, the incorporators and the persons hereinabove named as directors, have hereunto set our hands and seals this 25th day of September, 1970.

/s/ Dayna M. Scott Dayna M. Scott
/s/ George W. Hartzheim George W. Hartzheim
/s/ Shirley L. Hartzheim Shirley L. Hartzheim

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF ORANGE	)

        On this 25th day of September, 1970, before me, a Notary Public in and for said county and state, residing therein, duly commissioned and sworn, personally appeared DAYNA M. SCOTT, GEORGE W. HARTZHEIM and SHIRLEY L. HARTZHEIM, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation as Incorporators, and who are also named therein as Directors, and each duly acknowledged to me that they executed the same.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 25th day of September, 1970.

[SEAL]	/s/ MARJORIE A. MAYES Notary Public in and for said County and State
MARJORIE A. MAYES

CERTIFICATE CONCERNING DISTRIBUTION OF
REDUCTION SURPLUS OF AZTEC CONCRETE PRODUCTS, INC.
a California corporation

        George Hartzheim, President and Shirley L. Hartzheim, Treasurer of Aztec Concrete Products, Inc., a California corporation, do hereby certify as follows:

        1)    That the stated capital of the corporation has been reduced from $60,000 to $56,650.

        2)    That the estimated amount of its debts and liabilities is $181,000.

        3)    That the estimated fair present value of its assets is $260,000.

        4)    That the amount of its reduction surplus is $3,350.

        5)    That the sum of $3,348 of its reduction surplus is proposed to be distributed.

        6)    That the Board of Directors has determined that the proposed distribution of reduction of surplus will not render the corporation unable to satisfy its debts and liabilities as they become due.

        7)    That the fair present value of the assets of the corporation after distribution of the portion of its reduction surplus above described will at least equal one and one-quarter times its debts and liabilities.

        WITNESS our hands and the seal of the corporation.

Dated: March 31, 1976.

AZTEC CONCRETE PRODUCTS, INC.
By	/s/ George Hartzheim George Hartzheim President
By	/s/ Shirley L. Hartzheim Shirley L. Hartzheim Treasurer

        George Hartzheim and Shirley L. Hartzheim, the President and Treasurer, respectively, of Aztec Concrete Products, Inc., a California corporation, each say:

        I declare under penalty of perjury that the foregoing is true and correct.

        Executed on March 31, 1976 at Orange, California.

/s/ George Hartzheim George Hartzheim President
/s/ Shirley L. Hartzheim Shirley L. Hartzheim Treasurer

CERTIFICATE
OF
RESTATED ARTICLES OF INCORPORATION
OF
AZTEC CONCRETE PRODUCTS, INC.

        George W. Hartzheim and James D. Hutter certify that:

        1.     They are the president and secretary, respectively, of AZTEC CONCRETE PRODUCTS, INC., a California corporation.

        2.     The Articles of Incorporation of this corporation are amended to read as follows:

ARTICLE FIRST

    The name of this corporation is AZTEC CONCRETE ACCESSORIES, INC.

ARTICLE SECOND

    This corporation hereby elects to be governed by all of the provisions of Division 1 of Title 1 of the California Corporations Code (as amended by act of the California Legislature, 1975-76 Regular Session, effective January 1, 1977, and as in effect on that date) not otherwise applicable to it under Chapter 23 thereof.

ARTICLE THIRD

    The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE FOURTH

    This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is One Hundred Thousand (100,000)."

        3.     The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

        4.     The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

Date: October 1, 1984.
/s/ George W. Hartzheim George W. Hartzheim, President
/s/ James D. Hutter James D. Hutter, Secretary

        The undersigned declare under penalty of perjury that the matters set forth in this certificate are true and correct of their own knowledge. Executed at Orange, California on 10/1/84.

/s/ George W. Hartzheim George W. Hartzheim
/s/ James D. Hutter James D. Hutter

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ARTICLES OF INCORPORATION OF AZTEC CONCRETE PRODUCTS, INC.
CERTIFICATE CONCERNING DISTRIBUTION OF REDUCTION SURPLUS OF AZTEC CONCRETE PRODUCTS, INC. a California corporation
CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION OF AZTEC CONCRETE PRODUCTS, INC.